Exhibit 16.1

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

May 31, 2017

Commissioners:

We have read the statements made by Nabriva Therapeutics AG (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of Nabriva Therapeutics AG dated May 31, 2017. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Alexandra Rester
Austrian Certified Public Accountant

PwC Wirtschaftsprüfung GmbH
Erdbergstrasse 200, 1030 Vienna,
Austria